                                                                   EXHIBIT 10.21

                              VIGNETTE CORPORATION
                          NOTICE OF STOCK OPTION GRANT

You have been granted the following option to purchase shares of the Common Stock of Vignette Corporation (the "Corporation"):

     Name of Optionee:                 Michael Crosno

     Total Number of Shares:           1,850,000

     Type of Option:                   Nonstatutory Stock Option

     Exercise Price Per Share:         $1.3700

     Date of Grant:                    December 9, 2002

     Vesting Commencement Date:        December 2, 2002

     Vesting Schedule: This option becomes exercisable in equal increments. The first 25% of the Shares subject to this option shall become exercisable when you complete twelve (12) months of Service from the Vesting Commencement Date. An additional 6.25% of the Shares subject to this option shall become exercisable when you complete each quarter of Service thereafter.

     Expiration                        Date: 8 years from Grant Date; however,
                                       this option will expire earlier if your
                                       Service terminates earlier, as described in the Stock Option Agreement.

Nothing in this Notice or in the Stock Option Agreement shall confer upon you any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way your rights or the rights of the Corporation (or any parent or subsidiary employing or retaining you), which rights are hereby expressly reserved by each, to terminate your Service at any time for any reason, with or without cause.

You further agree that the Corporation may deliver by email all documents relating to this option (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Corporation is required to deliver to its security holders (including, without limitation, annual reports and proxy statements). You also agree that the Corporation may deliver these documents by posting them on a web site maintained by the Corporation or by a third party under contract with the Corporation. If the Corporation posts these documents on a web site, it will notify you by email.

By accepting this option, you and the Corporation agree that this option is granted under and governed by the terms and conditions of the Stock Option Agreement, which is attached to and made a part of this document.

OPTIONEE:                              VIGNETTE CORPORATION

                                       By:
----------------------------------        ------------------------------------

                                       Title:
                                             ---------------------------------

                              VIGNETTE CORPORATION
                             STOCK OPTION AGREEMENT

Tax Treatment       This option is intended to be an incentive stock option
                    under section 422 of the Internal Revenue Code or a nonstatutory stock option, as provided in the Notice of Stock Option Grant.

Vesting This option becomes exercisable in installments, as shown in the Notice of Stock Option Grant. In addition, this option becomes exercisable in full if either of the following events occurs:

                    o Your Service (as defined below) terminates because of death, or

                    o The Corporation is subject to a "Change in Control" (as defined below) before your Service terminates, and you are subject to an "Involuntary Termination" (as defined below) within 18 months after the Change in Control.

                    This option will in no event become exercisable for additional shares after your service as an employee, consultant or outside director of the Corporation or a parent or subsidiary of the Corporation ("Service") has terminated for any reason. It is intended that the exercise schedule for this option is commensurate with a full-time work schedule. For possible adjustments that may be made by the Corporation, see the Section below entitled "Leaves of Absence and Part-Time Work."

Change in Control   In the event of a Change in Control, then the vesting of
                    this option will automatically accelerate so that this option will immediately before the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to this option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, this option will not so accelerate if and to the extent this option is, in connection with the Change in Control, either to be assumed by the successor corporation (or its parent) or to be replaced with a comparable option for shares of the capital stock of the successor corporation (or its parent).
                    The determination of option comparability will be made by the Corporation's Board of Directors, and its determination will be final, binding and conclusive.

                    Change in Control is defined in the Corporation's 1999 Equity Incentive Plan.

Involuntary         If the option is assumed by the successor corporation (or
Termination         its parent) and you experience an Involuntary Termination
                    within eighteen months following a Change in Control, the vesting of this option will automatically accelerate so that this option will, immediately before the effective date of the Involuntary Termination, become fully exercisable for all of the shares of Common Stock at the time subject to this option and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

                    Involuntary Termination is defined in the Corporation's 1999 Equity Incentive Plan.

Limitation on       This provision shall apply to you only if, on an after-tax
Acceleration        basis, you would receive more value under this Agreement
                    after the application of this provision than before the application of this provision. For this purpose, "after-tax basis" shall mean a calculation taking into account all federal and state income and excise taxes imposed on you, including (without limitation) the excise tax described in section 4999 of the Internal Revenue Code (the "Code"). If this provision is applicable, it shall supersede any conflicting provision of this Agreement.

                    All calculations required by this provision shall be performed by the independent auditors retained by the Corporation most recently prior to the Change in Control (the "Auditors"), based on information supplied by the Corporation and you, and shall be binding on the Corporation and you. All fees and expenses of the Auditors shall be paid by the Corporation.

                    A reduction in the acceleration resulting from application of the provisions of this Agreement relating to Change in Control or Involuntary Termination shall be made if the Auditors determine that on an after-tax basis, the value of such acceleration would be greater after the application of such a reduction.

                    If a reduction is to be effected, it will be applied as follows: vesting shall not be accelerated with respect to one or more shares under this Agreement until the reduced number of shares would result in no portion of the compensation payable to you being subject to excise tax under Section 4999 of the Code; provided that you may request that other parachute payments to be made to you by the Company be reduced in lieu of a reduction in the acceleration under this Agreement, but no change in the timing of any payment or transfer shall be made without the Corporation's consent. Section 18 of the Corporation's 1999 Equity Incentive Plan does not apply to this option.

Term This option expires in any event at the close of business at Corporation headquarters on the day before the 8th anniversary of the Date of Grant, as shown in the Notice of Stock Option Grant. (It may expire earlier if your Service terminates, as described above.)

Regular             If your Service terminates for any reason except death,
Termination         Misconduct or Permanent Disability, then this option will
                    expire at the close of business at Corporation headquarters on the date three (3) months after your termination date.
                    The Corporation determines when your Service terminates for this purpose.

Death If you die while this option is outstanding, then this option will expire at the close of business at Corporation headquarters on the date 12 months after the date of death.

Disability          If your Service terminates because of your Permanent
                    Disability, then this option will expire at the close of business at Corporation headquarters on the date 12 months after your termination date.

                    For all purposes under this Agreement, "Permanent Disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

Leaves of Absence   For purposes of this option, your Service does not terminate
and Part-Time       when you go on a military leave, a sick leave or another
Work                bona fide leave of absence, if the leave was approved by the
                    Corporation in writing. Your Service terminates when the approved leave ends, unless you immediately return to active work.

                    If you go on a leave of absence that lasts or is expected to last seven days or longer, then this option shall not become exercisable for any additional shares and vesting will be suspended during the leave to the extent provided for in the Corporation's leave policy. Upon your return to active work, vesting will resume; however, unless otherwise provided in the Corporation's leave policy, you will not receive credit for any vesting during the period of your leave.

                    If you and the Corporation agree to a reduction in your scheduled work hours, then the Corporation reserves the right to modify the rate at which this option becomes exercisable or vests, so that the rate of vesting is commensurate with your reduced work schedule. Any such adjustment shall be consistent with the Corporation's policies for part-time or reduced work schedules or shall be pursuant to the terms of an agreement between you and the Corporation pertaining to your reduced work schedule.

Misconduct          If your Service terminates for Misconduct, then this option will terminate immediately and cease to be outstanding.
                    "Misconduct" includes fraud, embezzlement, dishonesty or any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or any parent or subsidiary or any other intentional misconduct adversely affecting the business or affairs of the Corporation or a parent or subsidiary of the Corporation.

Restrictions        on Exercise The Corporation will not permit you to exercise this option if the issuance of shares at that time would violate any law, regulation or corporate policy.

Notice of Exercise  When you wish to exercise this option, you must notify the
                    Corporation by filing the proper "Notice of Exercise" form at the address given on the form. Your notice must specify how many shares you wish to purchase. Your notice must also specify how your shares should be registered. The notice will be effective when the Corporation receives it.

                    If someone else wants to exercise this option after your death, that person must prove to the Corporation's satisfaction that he or she is entitled to do so. Furthermore, in no event shall the Corporation's request for satisfactory documentation in connection with an option exercise extend the option's expiration date beyond the time period specified in the above section entitled "Death."

Form of Payment     When you submit your notice of exercise, you must include
                    payment of the option exercise price for the shares that you are purchasing. To the extent permitted by applicable law, payment may be made in one (or a combination of two or more) of the following forms:

                    o Your personal check, a cashier's check or a money order.

                    o Certificates for shares of Corporation stock that you own, along with any forms needed to effect a transfer of those shares to the Corporation. The value of the shares, determined as of the effective date of the option exercise, will be applied to the option exercise price. Instead of surrendering shares of Corporation stock, you may attest to the ownership of those shares on a form provided by the Corporation and have the same number of shares subtracted from the option shares issued to you. However, you may not surrender, or attest to the ownership of, shares of Corporation stock in payment of the exercise price if your action would cause the Corporation to recognize compensation expense (or additional compensation expense) with respect to this option for financial reporting purposes.

                    o Irrevocable directions to a securities broker approved by the Corporation to sell all or part of your option shares and to deliver to the Corporation from the sale proceeds an amount sufficient to pay the option exercise price and any withholding taxes. (The balance of the sale proceeds, if any, will be delivered to you.) The directions must be given by signing a special "Notice of Exercise" form provided by the Corporation. However, payment pursuant to this procedure shall not be permitted if such payment would violate applicable law or a policy of the Corporation.

                    o Irrevocable directions to a securities broker or lender approved by the Corporation to pledge option shares as security for a loan and to deliver to the Corporation from the loan proceeds an amount sufficient to pay the option exercise price and any withholding taxes. The directions must be given by signing a special "Notice of Exercise" form provided by the Corporation. However, payment pursuant to this procedure shall not be permitted if such payment would violate applicable law or a policy of the Corporation.

Withholding         You will not be allowed to exercise this option unless you
Taxes and Stock     make arrangements acceptable to the Corporation to pay any
Withholding         withholding taxes that may be due as a result of the option exercise. With the Corporation's consent, these arrangements may include withholding shares of Corporation stock that otherwise would be issued to you when you exercise this option. The value of these shares, determined as of the effective date of the option exercise, will be applied to the withholding taxes.

Restrictions        You agree not to sell any option shares at a time when
on Resale           applicable laws, regulations, Corporation trading policies
                    (including the Corporation's Insider Trading Policy, a copy of which can be found on the Corporation's intranet) or an agreement between the Corporation and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Corporation may specify.

Transfer            In general, only you may exercise this option prior to your
of Option           death. You may not transfer or assign this option, except as provided below. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediate1ly become invalid. You may, however, dispose of this option in your will or in a beneficiary designation.

                    Regardless of any marital property settlement agreement, the Corporation is not obligated to honor a notice of exercise from your former spouse, nor is the Corporation obligated to recognize your former spouse's interest in your option in any other way.

                    If another person wants to exercise this option after it has been transferred to him or her, including a transfer upon your death, that person must prove to the Corporation's satisfaction that he or she is entitled to exercise this option. That person must also complete the proper "Notice of Exercise" form (as described above) and pay the exercise price (as described below).

Retention Rights    Your option or this Agreement does not give you the right to be retained by the Corporation or a subsidiary of the Corporation in any capacity. The Corporation and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

Stockholder         You, or your estate or heirs, have no rights as a
Rights              stockholder of the Corporation until you have exercised this option by giving the required notice to the Corporation and paying the exercise price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this option.

Adjustments         In the event of a stock split, a stock dividend or a similar change in Common Stock, the number of shares covered by this option and the exercise price per share may be adjusted pursuant to the terms and conditions specified in Section
                    11.1 of the Corporation's 1999 Equity Incentive Plan.

Applicable Law      This Agreement will be interpreted and enforced with respect to issues of contract law under the laws of the State of Texas and with respect to issues of corporation law under the laws of the State of Delaware.

Other Agreements    This Agreement constitutes the entire understanding between you and the Corporation regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded. This Agreement may be amended only by another written agreement, signed by both parties.

        BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF
                   THE TERMS AND CONDITIONS DESCRIBED ABOVE.